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                                                                    EXHIBIT 10.6

                             THIRD AMENDMENT TO THE
                    INTERFACE, INC. NONQUALIFIED SAVINGS PLAN

         THIS THIRD AMENDMENT to the Interface, Inc. Nonqualified Savings Plan (the "Plan") is made on this 8th day of May, 2003, by the Administrative Committee.

                                   WITNESSETH:

         WHEREAS, Interface, Inc. maintains the Plan for the benefit of its eligible employees;

         WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the authority to amend the Plan at any time; and

         WHEREAS, the Administrative Committee desires to amend the Plan to: (i) shorten the period for providing prior notice to defer a scheduled payment of funds; and (ii) reduce the penalty for early withdrawal of funds.

         NOW, THEREFORE, the Plan is hereby amended, as follows:

         1. Effective June 30, 2003, Section 5.1(b)(iii) is amended in its entirety to read as follows:

                  (iii) Modifications of Benefit Commencement Date. With respect to any initially scheduled benefit commencement date (as determined in accordance with subsections (b)(i) or (b)(ii) hereof), a Participant who has not yet reached such initially scheduled benefit commencement date may elect, at least 90 days before such date, to delay the payment (or commencement) of his Annual Account Balance payable on such date to a later date, or may elect at least 1 year before such date to accelerate an initially scheduled benefit commencement date to an earlier date, provided, any election to accelerate the payment will be effective only if the rescheduled benefit commencement date is no earlier than the first day of the second Plan Year that begins after the date the election to accelerate is made. The Annual Account Balance shall be paid (or commenced) as soon as administratively feasible after such delayed or accelerated date. A Participant may, with respect to each Annual Account Balance, make no more than 5 elections to delay, and no more than 2 elections to accelerate, his scheduled benefit commencement date, subject to the timing restrictions set forth above.

         2. Effective June 30, 2003, the references to "8%" and "92%" in the third sentence of Section 5.4(b) are replaced with references to "5%" and "95%", respectively.

         3. Except as specified herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized officer to execute this Third Amendment on the date first written above.

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                                        INTERFACE, INC.

                                        By: /s/ W. Reynolds
                                            ------------------------------------

                                        Title: /s/ W. Reynolds
                                               ---------------------------------

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